                                                                    EXHIBIT 99.1


                                 CERTIFICATION
                      PURSUANT TO 18 U.S.C. SECTION 1350,
          AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, James S. Tisch, as Chief Executive Officer of Diamond Offshore Drilling, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

      (1) the accompanying Form 10-Q report of the Company for the period ending March 31, 2003, as filed with the U.S. Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2003

                                        /s/ James S. Tisch
                                        ----------------------------------------
                                        James S. Tisch,
                                        Chief Executive Officer of the Company



The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.